Exhibit 10.1

SHAREHOLDERS AGREEMENT OF LINX S.A.

AMONG

NÉRCIO JOSÉ MONTEIRO FERNANDES,

ALBERTO MENACHE,

ALON DAYAN,

DANIEL MAYO,

AND

DENNIS HERSZKOWICZ,

AS PARTIES

AND

LINX S.A.

AS INTERVENING CONSENTING PARTY

JULY 30, 2014

SHAREHOLDERS AGREEMENT OF LINX S.A

This Shareholders Agreement (the “Agreement”) is entered into on July 30, 2014 by and among:

(a)                                 NÉRCIO JOSÉ MONTEIRO FERNANDES, Brazilian citizen, married, holder of [identity card] RG No. 7.760.014 SSP/SP, enrolled with the Individual Taxpayers Register of the Ministry of Finance (CPF/MF) under No. 022.256.918-27, with business address in the City of São Paulo, State of São Paulo, Brazil, at Rua Cenno Sbrighi No. 170, 9th floor, District of Água Branca, postal code (CEP) 05036-010 (“Nércio”);

(b)                                 ALBERTO MENACHE, Brazilian citizen, married, holder of RG No. 24.257.036-7 SSP/SP, enrolled with the CPF/MF under No. 172.636.238-89, with business address in the City of São Paulo, State of São Paulo, Brazil, at Rua Cenno Sbrighi, No. 170, 9th floor, District of Água Branca, CEP 05036-010 (“Alberto”);

(c)                                  ALON DAYAN, Brazilian citizen, married, holder of RG No. 8.894.140-1 SSP/SP, enrolled with the CPF/MF under No. 014.642.468-90, with business address in the City of São Paulo, State of São Paulo, Brazil, at Rua Cenno Sbrighi No. 170, 9th floor, District of Água Branca, CEP 05036-010 (“Alon”);

(d)                                 DANIEL MAYO, Brazilian citizen, married, holder of RG No. 19.201.330-0 SSP/SP, enrolled with the CPF/MF under No. 157.679.338-98, with business address in the City of São Paulo, State of São Paulo, Brazil, at Rua Cenno Sbrighi No. 170, 9th floor, District of Água Branca, CEP 05036-010 (“Daniel”); e

(e)                                  DENNIS HERSZKOWICZ, Brazilian citizen, married, holder of RG No. 20.310.061, enrolled with the CPF/MF under No. 165.783.068-38, with business address in the City of São Paulo, State of São Paulo, Brazil, at Rua Cenno Sbrighi No. 170, 9th floor, District of Água Branca, CEP 05036-010 (“Dennis”);

(Nércio, Alberto, Alon, Daniel and Dennis are hereinafter collectively referred to as the “Shareholders”, and each, individually, as a “Shareholder”),

And, further, as Intervening Consenting Party:

(f)                                   LINX S.A., a corporation organized and existing under the laws of Brazil, having its principal place of business at Rua Cenno Sbrighi No. 170, 9th floor, District of Água Branca, CEP 05036-010, in the City of São Paulo, State of São Paulo, Brazil, enrolled with the National Corporate Taxpayers Register (CNPJ) under No. 06.948.969/0001-75, represented herein by its undersigned legal representatives (“Linx” or the “Company”);

WHEREAS:

(1)                                 on December 3, 2012, the Shareholders, among other agreements signed with third parties, entered into a Company shareholders agreement to govern their relationships as shareholders holding common shares issued by the Company following the consummation of the Company’s process of going public (the “2012 Shareholders Agreement”, a copy of which is attached hereto as Exhibit I);

(2)                                 in view of the Company’s current corporate structure, the Shareholders wish to have this Agreement govern certain aspects of their relationships as shareholders holding common shares issued by the Company, setting forth mutual rights and obligations with respect to certain matters, as provided for in article 118 of Law No. 6.404, of December 15, 1976 (the “Corporation Law”, as amended); and

(3)                                 by signing this instrument, the Shareholders expressly wish to terminate, without any formalities, the 2012 Shareholders Agreement and replace it with this Agreement for all legal purposes;

NOW, THEREFORE, they resolved to enter into this Agreement, which shall be governed by the following provisions:

SECTION I

PURPOSE, EQUITY INTEREST, AND BOUND SHARES

1.1.                            The purpose of this Agreement is to govern certain aspects of the Shareholders’ relationships in their capacity as holders of common shares issued by the Company, setting forth mutual rights and obligations with respect to certain matters, as provided for in article 118 of the Corporation Law.

1.2.                            The Company’s capital stock, as subscribed for and paid in, amounts to three hundred and forty-six million eight hundred and sixty-three thousand six hundred and eighty-eight Reais and thirty-three cents (R$346,863,688.33), fully subscribed for and paid in, divided into forty-six million five hundred and seventy-six thousand four hundred and ninety-four (46,576,494) registered book-entry common shares, with no par value. The Shareholders collectively hold fourteen million seven hundred and twenty-seven thousand five hundred (14,727,500) common shares issued by the Company, and the number of shares in the Company held by each of the Shareholders is as follows:

Shareholder	No. of Common Shares	% of the Company’s Total Capital Stock	% of the Relating Capital Stock
Nércio	5,504,048	11.82%	37.37%
Alberto	4,558,208	9.80%	30.95%
Alon	4,004,976	8.60%	27.19%
Daniel	388,156	0.83	2.64%
Dennis	272,112	0.58	1.85%
TOTAL	14,727,500	31.63%	100%

1.2.1.                  For the purposes of this Agreement, “Relating Capital Stock” means the total shares held by each Shareholder relating to the total shares only collectively held by the Shareholders, taken as a whole (excluding all other shareholders in the Company).

1.3.                            All shares issued by the Company and owned by the Shareholders are bound by this Agreement, as will any such shares as may be added thereto in the future for any reasons (“Shares”), such as purchase, subscription, conversion of debentures, split or bonus distributions, donation, inheritance, loan, beneficial ownership or right to subscribe for said Shares, and any securities ensuring such right or convertible into Shares, which are deemed to rank pari passu with the Shares for the purposes of this Agreement, shall compulsorily form an integral part of, and shall automatically and unrestrainedly be covered by and subject to the terms and conditions of this Agreement.

1.3.1.                  Any other shares issued by the Company as are not owned by the Shareholders are not bound by this Agreement, which shares, however, together with the Shares, are the subject of the Company’s shareholders agreement entered into by the Shareholders with Messrs. Aparecido Elias Raposo, Marcos Akira Takata, Flávio Mambreu Menezes, Dario de Sena Gouvêa and Jean Carlo Klaumann on December 3, 2012 with a view to governing their relationship as the Company’s controlling block of shareholders (the “Controlling Block Shareholders Agreement”).

1.4.                            Subject to the provisions of this Agreement, none of the Shareholders may, directly or indirectly, through an intermediary or otherwise, hold any Shares as owned thereby, including through any legal entities controlling them or controlled thereby, without the other Shareholders being previously notified in writing and without such persons compulsorily becoming parties to this Agreement.

1.5.                            Each Shareholder hereby expressly represents that: (i) he is the current lawful holder of his/her respective Shares, in the proportion set out in Section 1.2 above; (ii) the Shares held thereby have been fully subscribed for and paid in; (iii) he has powers to enter into and comply with the provisions of this Agreement; (iv) the conclusion of this Agreement does not breach any commitments, agreements or obligations to which he is a party; and (v) all of his/her respective Shares are fully free and clear of any charges, debts, encumbrances, liens, pledges, collaterals, fiduciary assignment, guarantees, limitations on full and free use, enjoyment or fruition of any right (or any attributes inherent in or related to any right), as a result of any law, contract or claims of any nature, including by any grant of beneficial ownership, options, rents or rights of first refusal (“Encumbrances”, including any variations of the term), except as provided in the Controlling Block Shareholders Agreement.

SECTION II

PRIVATE SALE OF COMPANY SHARES

(A)                      Private Transfer of Shares

2.1.                  Subject to the provisions of Sections 2.2 through 2.13 below, any private transfer of Shares owned by any of the Shareholders shall require previous notice to be sent to the other Shareholders, who shall have a right of first refusal, in equal conditions to those offered by any third parties, to purchase such Shares.

2.1.1.                            For the sake of clarification, any transfers made in a stock exchange environment are free, subject to the terms of Section V of this Agreement.

2.2.                  Any Shareholder willing to assign, transfer, allocate to the capital of another company or promise to sell any or all of his/her Shares privately (i.e., outside a stock exchange), or any of the rights therein (a “Selling Shareholder”), to third parties shall give written notice of his/her intent to the other Shareholders (“Sale Proposal”), together with a copy of the proposal offered by the interested third party, which shall be irrevocable and irreversible and shall compulsorily stipulate:

(a)             the number of Shares, or his/her respective rights therein, to be sold (“Offered Shares”);

(b)             the price and payment terms; and

(c)              the purchasing third party’s irrevocable and irreversible commitment to, at the request of any of the Shareholders, be fully bound by the rules and conditions set forth in this Agreement kept on file at the Company’s principal place of business, irrespective of the number and type of Shares subject to the offer.

2.3.                  Any transfer of Shares owned by the Shareholders to third parties in a private transaction (i.e. out of a stock exchange environment) shall at all times be made in conjunction with the assignment of the same percentage of their credit rights and any other rights and/or obligations to the Company, and no Shares are allowed to be sold without the corresponding transfer of said rights and/or obligations, and vice versa. Therefore, any purchase and/or sale of Shares, as referred to in this Section, shall also cover the purchase and/or sale of the relevant credit rights and any other rights and/or obligations, but the Selling Shareholder will remain jointly liable with the purchasing third party for the obligations incurred and still pending before the Company and/or the other Shareholders.

2.4.                  The other Shareholders having received the Sale Proposal shall have a period of up to ten (10) days of their receipt of such Sale Proposal to reply, on an irrevocable and irreversible basis, by written notice sent to the Selling Shareholder (“Notice of Reply”), that they will either:

(a)             exercise their right of first refusal and purchase all of the Offered Shares for the price and on the terms set forth in the Sale Proposal; or

(b)             waive their right of first refusal to purchase the Offered Shares and tacitly agree that the Selling Shareholder may sell the Offered Shares to the interested third party, it being understood that the failure to send the Notice of Reply with the aforementioned period of up to ten (10) days will be deemed a tacit, irrevocable and irreversible waiver by the relevant Shareholder of his right of first refusal.

2.5.                  Upon exercise of the right of first refusal set forth in item (a) of Section 2.4 above:

(a)             the sale of the Offered Shares shall be made in favor of the Shareholder(s) having signified his/their willingness to purchase them within ten (10) days of the Selling Shareholder’s receipt of the Notice(s) of Reply or within such shorter period as may be set forth in the proposal submitted by the interested third party, upon payment by the purchasing Shareholder(s) of the price stipulated in the Sale Proposal; or

(b)             the transfer of the relevant subscription and payment rights in favor of the Shareholder(s) having signified willingness shall be made within the relevant period set forth in the Bylaws or by the Company’s shareholders’ meeting, as the case may be, and notified in writing to the Company through the person of the Chairman of the Executive Board.

2.6.                  If the right of first refusal set forth in Section 2.4 above is waived or not exercised within the periods set forth in Section II, then, subject to the provisions of the Shareholders Agreement, the Selling Shareholder shall be released to proceed with the private sale:

(a)             of the Offered Shares to the willing third party, on the exact terms and conditions of the Sale Proposal, within the thirty (30) days next following: (i) the receipt of the Notice of Reply; or (ii) the expiration of the relevant timetable for sending the Notice of Reply;

(b)             the relevant subscription or payment rights, on the exact terms and conditions of the Sale Proposal, within the relevant period set forth in the Bylaws or by the Company’s shareholders’ meeting, as the case may be, and notified in writing to the Company through the person of the Chairman of the Executive Board.

2.7.                  The provisions of Sections 2.1 through 2.6 above shall not apply to the shareholders Daniel and Dennis. For the sake of clarification, Daniel and Dennis shall not have a right of first refusal to purchase Shares subject to any private transfers by the other Shareholders, nor shall the other Shareholders have a right of first refusal to purchase Shares subject to any private transfers by Daniel and/or Dennis.

2.8.                  The Shareholders hereby agree that no private assignment or transfer of Shares may be made if any of the terms and conditions of Sections 2.1 through 2.7 above are not met.

(B)                      Encumbrance of Shares

2.14.           Any Shares owned by the Shareholders may be freely encumbered, requiring no previous, express consent from the other Shareholders, provided that all (and no less than all) of the following requirements are met:

(a)    As a condition on the placing of any such Encumbrance, any Shareholder willing to encumber his/her Shares shall notify the other Shareholders of his/her intent at least two (2) days prior to the closing date of the transaction, which notice shall contain: (i) a reasonable description of the relevant transaction; and (ii) the name(s) and address(es) of the willing third party(ies) involved in the transaction.

(b)    Irrespective of any Encumbrance, on the date of any of the Company’s shareholders’ meetings, the Shareholders shall directly hold one hundred percent (100%) of the political rights corresponding to the Shares in their entirety, and shall exercise said political right by casting their free votes, in strict compliance with the provisions of Section III below.

(c)     For the duration of this Agreement, no Shareholder shall have Encumbrances on more than 50% of his/her Relating Capital Stock, under penalty of nullity before the Company, the Shareholders and any third parties.

SECTION III

EXERCISE OF VOTING RIGHTS AT COMPANY SHAREHOLDERS’ MEETINGS

3.1.                            The Shareholders shall exercise their voting right at the Company’s shareholders’ meetings (proportionally to their interests in the Company’s voting capital) and cause their representatives on the board of directors or any other governing body of the Company to exercise the voting rights exclusively in the Company’s best interests, subject to the provisions of this Agreement and the Controlling Block

Shareholders Agreement.

3.2.                            The Shareholders shall resolve, at prior meetings among themselves, on the matters to be on the agenda for any shareholders’ meeting or otherwise any meeting of any of the Company’s governing bodies. Such prior meetings shall be held at least thirty (30) minutes before they state their will at the relevant shareholders’ meeting or meeting of any of the Company’s governing bodies. The decisions of a majority of the Shareholders at the prior meetings shall be binding upon all Shareholders, who shall exercise their respective voting rights at the Company’s shareholders’ meetings according to the decision of such majority of the Shareholders at the relevant prior meetings.

3.3.                            For all purposes of the Shareholders’ Agreements, the Shareholders shall, in any event, state their will in unison and through no more than two representatives, namely, Nércio and Alberto (“Representatives”). Accordingly, all decisions made by the Shareholders under this Agreement shall be stated by the Representatives to any third parties and shareholders and the Company.

SECTION IV

ADMISSION OF SPOUSES AND/OR HEIRS-DESCENDANTS

4.1.                           It is hereby agreed that in the event of death, disability or legal incapacity of any individual Shareholder, his/her spouse, as well as his/her respective heirs-descendants, successors and trustees (“Successors”) shall fully submit to the terms and conditions of this Agreement concerning the exercise of any rights attaching to the Shares, as well as all other Shareholders Agreements if, on a cumulative basis, (a) a majority of the remaining Shareholders state their willingness to agree to the adherence of Successors to this Agreement and (b) each Successor wishes to have his/her Shares bound by this Agreement.

4.1.1.                   If a majority of the remaining Shareholders should not agree to the admission of Successors and/or any such Successors should not accept to have their Shares bound hereby, then such Shares will not be bound by this Agreement.

SECTION V

DISCHARGE OF SHARES

5.1.                           Each Shareholder may freely dispose of his/her Shares on a stock exchange without observing the procedures set forth in Section II of this Agreement, in which case the Shares to be disposed of shall be discharged from this Agreement, subject, in every event, to the applicable laws and regulations.

5.2.                            Any Shareholder willing to sell Shares on a stock exchange shall send written notice of his/her intent to the other Shareholders at least twenty-four (24) hours prior to the time of opening for trading of the “São Paulo Securities, Commodities and Futures Exchange” (Bolsa de Valores, Mercadorias e Futuros de São Paulo, or BM&FBovespa S.A.).

5.2.1.                  The Shareholders hereby agree to use their best efforts to have the notice set forth in Section 5.2 above delivered as soon as possible to the other Shareholders, subject, in any event, to the aforementioned minimum notice period.

5.2.2.                            Should the foregoing notice period not be observed, then the Shareholder willing to sell Shares on the stock exchange will be forbidden to sell such Shares on the scheduled date, unless previous consent thereto is given by all other Shareholders, under penalty of nullity before the Company, the Shareholders and any third parties.

5.3.                            Any Shares transferred to third parties by transactions on a stock exchange will not be bound by this Agreement upon such transfer.

SECTION VI

ENTRIES IN THE SHARE REGISTER

6.1                               One counterpart of this Agreement shall be filed with the Company’s records, as set forth in Article 118, paragraph one, of the Corporation Law, so that it may become legally binding, and particularly in Article 118, paragraph three, of the Corporation Law, as well as articles 632 et seq. of the Code of Civil Procedure.

6.2.                            The owners of Shares in the Company, all of which are registered, will be the individuals named in the records of the bookrunner for the Shares responsible for the relevant annotations.

SECTION VII

EFFECTIVENESS OF THE AGREEMENT

7.1.                            This Agreement comes into effect on the date hereof and shall remain effective hereafter.

7.2.                            The Shareholders hereby agree that if any of the Shareholders should in any way assign or transfer his/her interest in the Company’s capital, then the Shares that used to be held thereby shall cease to be bound by this Agreement.

SECTION VIII

GENERAL PROVISIONS

8.1.                            This Agreement may only be amended by decision of Shareholders holding at least seventy-five percent (75%) of the Relating Capital Stock and by the execution of a specific instrument.

8.1.1.                  Any Shareholder who disagrees with the decision to amend this Agreement made by Shareholders holding at least seventy-five percent (75%) of the Relating Capital Stock may have his/her Shares discharged from this Agreement by sending written notice to this effect to the other Shareholders, provided that such Shareholder (a) shall have his/her rights set forth in Section II of this Agreement removed or unfavorably modified or (b), in view of the proposed change, shall be affected by any other material, unfavorable change in his/her contractual rights hereunder or set forth in the applicable laws.

8.2.                           Starting on the date hereof, no Shareholder may execute any other shareholders’ agreement or similar instrument concerning the Company or the Shares without the previous written consent of those holding at least seventy-five percent (75%) of the Relating Capital Stock. Each of the Shareholders hereby consents to the other Shareholders executing the Shareholders Agreement.

8.3.                            The Shareholders may grant powers of attorney to third parties for the same to represent them before the Company at shareholders’ meetings and any corporate actions, on condition that such third parties shall vote and/or proceed as set forth in this Agreement, which condition shall be set forth in any such powers of attorney.

8.4.                            Each Shareholder agrees to take any and all such steps as may be needed for a proper and full performance of the obligations assumed under this Agreement.

8.5.                            If any provisions contained in this Agreement is held null or ineffective, then such fact will not compromise the validity and effectiveness of any other provisions, which shall be fully observed, and the Shareholders agree to use their best efforts to agree on a valid alternative to achieve the same effects as intended by the provision having been held null or ineffective.

8.6.                            Subject to the provisions of this Agreement specifically in this respect, this Agreement is binding upon the Shareholders and their respective heirs, successors and assigns in any capacity. The Shareholders agree, on behalf of themselves and their successors, to abide by the rules set forth in this Agreement, as well as the rules set forth in the Company’s other shareholders agreements.

8.7.                            All notices and/or communications under and/or related to this Agreement shall be in writing and delivered in person, by mail or by e-mail, with return notice (or proof of delivery, for e-mail) requested in any event, and shall be addressed to the Shareholders as shown below:

(a)                                 If to Nércio:

Name: Nércio José Monteiro Fernandes

Address: Rua Cenno Sbrighi, nº 170, 9º andar, Bairro Água Branca,

CEP 05036-010, São Paulo/SP

Tel.: (+55 11) 2103-2425

e-mail: nercio@linx.com.br

(b)                                 If to Alberto:

Name: Alberto Menache

Address: Rua Cenno Sbrighi, nº 170, 9º andar, Bairro Água Branca,

CEP 05036-010, São Paulo/SP

Tel.: (+55 11) 2103-2421

e-mail: menache@linx.com.br

(c)                                  If to Alon:

Name: Alon Dayan

Address: Rua Cenno Sbrighi, nº 170, 9º andar, Bairro Água Branca,

CEP 05036-010, São Paulo/SP

Tel.: (+55 11) 2103-2493

e-mail: alon.dayan@linx.com.br

(d)                                 If to Daniel:

Name: Daniel Mayo

Address: Rua Cenno Sbrighi, nº 170, 9º andar, Bairro Água Branca,

CEP 05036-010, São Paulo/SP

Tel.: (+55 11) 2103-2456

e-mail: daniel@linx.com.br

(e)                                  If to Dennis:

Name: Dennis Herszkowicz

Address: Rua Cenno Sbrighi, nº 170, 9º andar, Bairro Água Branca,

CEP 05036-010, São Paulo/SP

Tel.: (+55 11) 2103-1501

e-mail: dennis@linx.com.br

(f)                                   If to the Company:

Name: Linx S.A., care of Chief Executive Officer Alberto Menache

Address: Rua Cenno Sbrighi, nº 170, 9º andar, Bairro Água Branca,

CEP 05036-010, São Paulo/SP

Tel.: (+55 11) 2103-2421

e-mail: menache@linx.com.br

8.7.1.                  Any notices given under this Section shall be deemed delivered: (a) at the time of delivery if delivered in person; (b) at the time of receipt if sent by mail or courier; (c) at the time when proof of delivery is received by the sender, if sent by e-mail.

8.7.2.                  Any of the parties to this Agreement may change the address to which notices are to be sent by giving written notice thereof to the other parties according to Section 8.7 above.

8.7.3.                  For the purposes of article 118, § 10, of the Corporation Law, each Shareholder appoints the individuals named in Section 8.7 above as their respective representatives for the purposes of any communications with the Company in terms of providing or receiving information whenever necessary, in accordance with the provisions of this Agreement.

8.8.                            The Shareholders acknowledge that a mere payment of damages would not be an appropriate compensation for any default of obligations undertaken under this Agreement, which permits specific performance in accordance with the law.

8.9.                            This Agreement, as signed and initialed on the date hereof, together with the exhibit hereto, is the entire understanding among the Shareholders, by said date, on the transaction carried out hereunder. The Shareholders agree that this Agreement accurately reflects the negotiations previously held and their respective intents and fully supersedes any other documents or memoranda of any nature whatsoever previously exchanged among or signed by the parties, including the 2012 Shareholders Agreement, which is hereby terminated with no further formalities by the Shareholders for all legal purposes. It is hereby agreed that, for all intents and purposes, only this Agreement shall govern the relationships among Shareholders concerning the provisions hereof.

8.10.                     The Shareholders shall use their best efforts to try and amicably resolve all disputes arising out of this Agreement. If there should be any dispute, the Shareholder interested in resolving it shall send written notice to the other party with a view to holding amicable, good-faith negotiations in order to resolve the dispute within a period of thirty (30) days of the receipt of such notice.

8.11.                     Should the Shareholders fail to reach an amicable agreement on the dispute within the period set forth in Section 8.10 above, then the legal representative of one of the interested Shareholders shall give written notice to the legal representatives of the other interested Shareholder calling for them to jointly and amicably seek, within a period of thirty (30) days of such new notice, the best possible solution for the Shareholder involved.

8.12.                                                 If, upon expiration of the period set forth in Section 8.11 above, the legal representatives should fail to reach an amicable consensus on the dispute, then all matters, questions and disputes generally related to this Agreement, including, but not limited to, any question concerning its existence, effectiveness and termination, shall be referred to arbitration according to the following provisions:

(i)                                    The arbitration shall be submitted to the Arbitration and Mediation Center of the Brazil-Canada Chamber of Commerce (“CCBC”), in accordance with the CCBC’s Arbitration Rules (hereinafter referred to as the “Rules”).

(ii)                                 The dispute shall be resolved by an Arbitral Tribunal (the “Arbitral Tribunal”) consisting of three (3) arbitrators. Each party shall designate one arbitrator, and the two (2) arbitrators so designated shall, by mutual agreement within a period of ten (10) days of the receipt of notice to be sent by the CCBC, appoint the third arbitrator, who shall act as president of the Arbitral Tribunal. Upon lapse of such period of ten (10) days, if the arbitrators appointed by the parties should fail to reach an agreement on the appointment of the third arbitrators, who shall serve as president, such third arbitrator shall be appointed by the President of the CCBC. Where there are multiple parties, whether as plaintiffs or respondents, such multiple plaintiffs or multiple respondents shall jointly designate one arbitrator.

(iii)                              The arbitration shall be held in the City of São Paulo, Brazil, where the arbitration award will be issued. The arbitration procedure shall be held in Portuguese and in accordance with Law No. 9.307/96.

(iv)                             Without prejudice to the effectiveness of this arbitration clause, the parties hereby elect, to the exclusion of any others, the courts in the Judicial District of São Paulo, State of São Paulo, if and when necessary, exclusively for the purposes of: (i) enforcing any obligations that are promptly capable of being enforced by court order; (ii) securing restraining orders or injunctive relief to assure the effectiveness of the arbitration procedure; and (iii) obtaining any specific performance order, it being understood that once such restraining order or specific performance order is obtained, then full and exclusive powers to resolve any and all such matters, whether procedural or on the merits, as may have given rise to the filing for relief or specific performance order shall be restored to the Arbitral Tribunal to be appointed or having already been appointed, and the relevant legal proceedings shall be suspended until a partial or final decision in the matter is rendered by the Arbitral Tribunal. Any filings provided for in this section shall not operate as a waiver of this arbitration clause or the full jurisdiction of the Arbitral Tribunal.

(v)                                The Arbitral Tribunal shall render its award within a period of twelve (12) months as of the execution of the Arbitration Agreement. This period may be extended for up to six (6) months by the Arbitral Tribunal, to the extent justification is given.

(vi)                             The arbitration award shall fix the arbitration fees and decide which of the parties shall bear them in what proportions they shall be shared by the parties. In any event, each party shall pay its own attorney’s fees.

(vii)                          The Shareholders and the arbitrators shall keep any and all information concerning the arbitration in secrecy.

(viii)                       The Shareholders and the Company agree that any order, decision or determination by the Arbitral Tribunal shall be final and binding upon the parties to the relevant dispute.

(ix)                             The Company represents that it is bound by this arbitration clause for all legal purposes.

(x)                                The arbitration shall be subject to the law, and the arbitrators shall compulsorily apply the provisions of this Agreement and the laws of the Federative Republic of Brazil.

8.13.                     This Agreement shall be governed by and interpreted in accordance with the laws of the Federative Republic of Brazil, which shall also be the governing law for any arbitration hereunder.

IN WITNESS WHEREOF, the parties hereto, together with the Company, have caused this Agreement to be executed in seven (7) counterparts, each to be deemed an original, but all together forming one and the same agreement binding upon the parties, the Company and their respective heirs and successors, as the case may be, in the presence of the two (2) witnesses named below.

São Paulo, July 30, 2014.

Signatures in the following pages

Execution Page 1/6 of the Shareholders’ Agreement dated July 30, 2014 by and among Nércio, Alberto, Alon, Daniel and Dennis

/s/ Nércio José Monteiro Fernandes
NÉRCIO JOSÉ MONTEIRO FERNANDES

Execution Page 2/6 of the Shareholders’ Agreement dated July 30, 2014 by and among Nércio, Alberto, Alon, Daniel and Dennis

/s/ Alberto Menache
ALBERTO MENACHE

Execution Page 3/6 of the Shareholders’ Agreement dated July 30, 2014 by and among Nércio, Alberto, Alon, Daniel and Dennis

/s/ Alon Dayan
ALON DAYAN

Execution Page 4/6 of the Shareholders’ Agreement dated July 30, 2014 by and among Nércio, Alberto, Alon, Daniel and Dennis

/s/ Daniel Mayo
DANIEL MAYO

Execution Page 5/6 of the Shareholders’ Agreement dated July 30, 2014 by and among Nércio, Alberto, Alon, Daniel and Dennis

/s/ Dennis Herszkowicz
DENNIS HERSZKOWICZ

Execution Page 6/6 of the Shareholders’ Agreement dated July 30, 2014 by and among Nércio, Alberto, Alon, Daniel and Dennis

CONSENTING PARTY:

LINX S.A.

/s/ Alberto Menache	/s/ Alon Dayan
Name Alberto Menache	Name Alon Dayan
Title	Title

Witnesses:

/s/ Rosana Coz Fidalg	/s/ Alexandre Kelemen
Name: Rosana Coz Fidalg RG 30.746.503-2	Name: Alexandre Kelemen
CPF No.: 312.743.988-19	CPF No.: 340.736.038-09

1ST AMENDMENT TO THE SHAREHOLDERS AGREEMENT OF LINX S.A., EXECUTED ON

JULY 30, 2014

BETWEEN

NÉRCIO JOSÉ MONTEIRO FERNANDES,

ALBERTO MENACHE,

ALON DAYAN,

DANIEL MAYO,

AND

DENNIS HERSZKOWICZ,

AS PARTIES

AND

LINX S.A.

AS INTERVENING CONSENTING PARTY

SEPTEMBER 17, 2018

1ST AMENDMENT TO THE SHAREHOLDERS AGREEMENT OF LINX S.A.

This 1st Amendment to the Shareholders Agreement of Linx S.A. (“1st Amendment to the Shareholders Agreement”) is executed on September 17, 2018 among:

(g)           NÉRCIO JOSÉ MONTEIRO FERNANDES, Brazilian citizen, married, holder of Identity Card (RG) No. 7.760.014 SSP/SP, enrolled with the Individual Taxpayers Register of the Ministry of Finance (CPF/MF) under No. 022.256.918-27, with business address in the City of São Paulo, State of São Paulo, Brazil, at Rua Cenno Sbrighi No. 170, 9th floor, District of Água Branca, Postal Code (CEP) 05036-010 (“Nércio”);

(h)           ALBERTO MENACHE, Brazilian citizen, married, holder of RG No. 24.257.036-7 SSP/SP, enrolled with the CPF/MF under No. 172.636.238-89, with business address in the City of São Paulo, State of São Paulo, Brazil, at Rua Cenno Sbrighi, No. 170, 9th floor, District of Água Branca, CEP 05036-010 (“Alberto”);

(i)            ALON DAYAN, Brazilian citizen, married, holder of RG No. 8.894.140-1 SSP/SP, enrolled with the CPF/MF under No. 014.642.468-90, with business address in the City of São Paulo, State of São Paulo, Brazil, at Rua Cenno Sbrighi No. 170, 9th floor, District of Água Branca, CEP 05036-010 (“Alon”); and

(j)            DANIEL MAYO, Brazilian citizen, married, holder of RG No. 19.201.330-0 SSP/SP, enrolled with the CPF/MF under No. 157.679.338-98, with business address in the City of São Paulo, State of São Paulo, Brazil, at Rua Cenno Sbrighi No. 170, 9th floor, District of Água Branca, CEP 05036-010 (“Daniel”);

(Nércio, Alberto, Alon and Daniel are hereinafter jointly referred to as “Remaining Shareholders”),

In the capacity as Dissenting Shareholder:

(k)           DENNIS HERSZKOWICZ, Brazilian citizen, married, holder of RG No. 20.310.061, enrolled with the CPF/MF under No. 165.783.068-38, with business address in the City of São Paulo, State of São Paulo, Brazil, at Rua Cenno Sbrighi No. 170, 9th floor, District of Água Branca, CEP 05036-010 (“Dennis” or “Dissenting Shareholder”); and

Furthermore, in the capacity as Intervening Consenting party:

(l)            LINX S.A., a corporation organized and existing under the laws of Brazil, having its principal place of business at Rua Cenno Sbrighi No. 170, 9th floor, District of Água Branca, CEP 05036-010, in the City of São Paulo, State of São Paulo, Brazil, enrolled with the National Corporate Taxpayers

Register (CNPJ) under No. 06.948.969/0001-75, represented herein by its undersigned legal representatives (“Linx” or the “Company”);

WHEREAS:

(1)           on July 30, 2014, the Shareholders entered into a shareholders agreement of the Company to replace the shareholders agreement entered into among them on December 3, 2012, to govern aspects of their relationships as shareholders holding common shares issued by the Company (the “2014 Shareholders Agreement”), a copy of which is attached hereto as Exhibit I; and

(2)           in view of the exercise of the right of Shareholder Dennis Herszkowicz (“Dissenting Shareholder”) to withdraw from the 2014 Shareholders Agreement, in accordance with the “Instrument of Withdrawal from the 2014 Shareholders Agreement of Linx S.A.”, presented on the date hereof, a copy of which is attached hereto as (Exhibit II), and of the current corporate structure of the Company, the Shareholders, upon execution hereof, expressly wish to execute the 1st Amendment to the Shareholders Agreement of the Company, executed on July 30, 2013, to ratify the exercise of the right to withdrawal presented by Mr. Denis and to amend Section 1 of the 2014 Shareholders Agreement.

NOW, THEREFORE, THE PARTIES RESOLVE to enter into this 1st Amendment to the Shareholders Agreement, which shall be governed by the following provisions:

SECTION I

EXERCISE OF THE RIGHT TO WITHDRAWAL OF SHAREHOLDER

1.1.         The Remaining Shareholders irrevocably and irreversibly agree and ratify, for all legal purposes and effects, the withdrawal of Mr. Dennis from the 2014 Shareholders Agreement, according to the document Instrument of Withdrawal from the 2014 Shareholders Agreement of Linx S.A., signed by the Dissenting Shareholder on the date hereof, by means of which Mr. Dennis granted the Company, its controlled companies and/or subsidiaries, as well as the Shareholders, the broadest, fullest, most complete, general, irrevocable and irreversible release in relation to this Agreement, representing to have nothing else to claim and/or to seek, in or out of court, at any time and on any account or pretext, with respect to any and all rights and obligations under said Agreement, especially, but not limited to, to the exercise of the voting right, approval of the management accounts, financial statements and balance sheets of the Company, ratifying all other resolutions passed by the Company, especially the resolutions of the Board of Directors, for the time during which he remained a party to this agreement and, furthermore, with respect to compliance with his respective obligations set forth by law, in the Company’s By-Laws or in any shareholders agreements.

1.2. The Remaining Shareholders grant the Dissenting Shareholder the broadest, fullest, most complete, general, irrevocable and irreversible release with respect to this Agreement, representing to have nothing else to claim and/or to seek, in or out of court, at any time and on any account or pretext, with respect to any and all rights and obligations under said Agreement.

SECTION II

AMENDMENT TO ITEM 1.2 OF SECTION I OF THE 2014 SHAREHOLDERS AGREEMENT

2.1.         In view of the exercise of Mr. Dennis to withdraw from the 2014 Shareholders Agreement, item 1.2 of said Agreement is amended and shall now read with the following new wording:

The Company’s capital stock, as subscribed for and paid in, amounts to four hundred and eighty-eight million four hundred and sixty-six thousand nine hundred and seventy-nine Reais and sixty-four cents (R$488,466,979.64), fully subscribed for and paid in, divided into one hundred and sixty-six million two hundred and eighty-three thousand three hundred and eighty-two (166,283,382) registered book-entry common shares, with no par value. The Shareholders collectively hold twenty-eight million three hundred and thirty-six thousand seven hundred and ninety-nine (28,336,799) common shares issued by the Company, and the number of shares in the Company held by each of the Shareholders is as follows:

Shareholder	No. of Common Shares	% of the Company’s Total Capital Stock	% of the Relating Capital Stock
Nércio	11,903,430	7.16%	42.01%
Alberto	8,566,413	5.15%	30.23%
Alon	6,933,988	4.17%	24.47%
Daniel	932,968	0.56%	3.29%
TOTAL	28,336,799	17.04%	100%

SECTION III

RATIFICATIONS AND ENTRIES IN THE SHARE REGISTER

3.1.         All other clauses and conditions of the 2014 Shareholders Agreement that do not conflict with this amendment, especially, but not limited to, sections 8.11 and 8.12 of said Agreement are ratified.

3.2.         One counterpart of this 1st Amendment to the Shareholders Agreement shall be filed in the Company’s records, pursuant to the provisions of paragraph one of Article 118 of the Corporation Law, for it to produce its legal effects and, especially, the effect set forth in paragraph three of Article 118 of the Corporation Law.

3.2.(sic)  The owners of the Company’s Shares, all of which are registered shares, shall be the individuals mentioned in the records of the bookkeeping agent of the Shares, responsible for the relevant annotations.

IN WITNESS WHEREOF, the parties hereto, together with the Company, have caused this 1st Amendment to the Shareholders Agreement to be executed in seven (7) counterparts, each to be deemed an original, but all together forming one and the same agreement binding upon the parties, the Company and their respective heirs and successors, as the case may be, in the presence of the two (2) witnesses below.

São Paulo, July 30, 2014.

(Signature page of the 1st Amendment to the Shareholders Agreement of Linx S.A., executed by and among Nércio, Alberto, Alon, Daniel, Dennis and Linx S.A. on September 17, 2018)

REMAINING SHAREHOLDERS:

/s/ NÉRCIO JOSÉ MONTEIRO FERNANDES	/s/ ALBERTO MENACHE

/s/ ALON DAYAN	/s/ DANIEL MAYO

DISSENTING SHAREHOLDER:

/s/ DENNIS HERSZKOWICZ

CONSENTING PARTY:

LINX S.A.

/s/ Alberto Menache	/s/ Flávio Mambreu Menezes
Name:	Name:
Title:	Title:

Witnesses:

/s/ Ana Paula Frigo	/s/ Caroline Souza Santos
Name: Ana Paula Frigo	Name: Caroline Souza Santos
Identity Card (RG): 28.733.692-X Taxpayer Card (CPF):291.772.648-00	Taxpayer Card (CPF): 432.112.208-28 39.575.753-8

EXHIBIT I TO THE 1ST AMENDMENT TO THE SHAREHOLDERS AGREEMENT OF LINX S.A., ENTERED INTO ON JULY 30, 2014

SHAREHOLDERS AGREEMENT OF LINX S.A., ENTERED INTO ON JULY 30, 2014

SHAREHOLDERS AGREEMENT OF LINX S.A.

BETWEEN

NÉRCIO JOSÉ MONTEIRO FERNANDES,

ALBERTO MENACHE,

ALON DAYAN,

DANIEL MAYO,

AND

DENNIS HERSZKOWICZ,

AS PARTIES

LINX S.A.

AS INTERVENING CONSENTING PARTY

JULY 30, 2014

SHAREHOLDERS AGREEMENT OF LINX S.A.

This Shareholders Agreement (the “Agreement”) is entered into on July 30, 2014 by and among:

(a)           NÉRCIO JOSÉ MONTEIRO FERNANDES, Brazilian citizen, married, holder of [identity card] RG No. 7.760.014 SSP/SP, enrolled with the Individual Taxpayers Register of the Ministry of Finance (CPF/MF) under No. 022.256.918-27, with business address in the City of São Paulo, State of São Paulo, Brazil, at Rua Cenno Sbrighi No. 170, 9th floor, District of Água Branca, postal code (CEP) 05036-010 (“Nércio”);

(b)           ALBERTO MENACHE, Brazilian citizen, married, holder of RG No. 24.257.036-7 SSP/SP, enrolled with the CPF/MF under No. 172.636.238-89, with business address in the City of São Paulo, State of São Paulo, Brazil, at Rua Cenno Sbrighi, No. 170, 9th floor, District of Água Branca, CEP 05036-010 (“Alberto”);

(c)           ALON DAYAN, Brazilian citizen, married, holder of RG No. 8.894.140-1 SSP/SP, enrolled with the CPF/MF under No. 014.642.468-90, with business address in the City of São Paulo, State of São Paulo, Brazil, at Rua Cenno Sbrighi No. 170, 9th floor, District of Água Branca, CEP 05036-010 (“Alon”);

(d)           DANIEL MAYO, Brazilian citizen, married, holder of RG No. 19.201.330-0 SSP/SP, enrolled with the CPF/MF under No. 157.679.338-98, with business address in the City of São Paulo, State of São Paulo, Brazil, at Rua Cenno Sbrighi No. 170, 9th floor, District of Água Branca, CEP 05036-010 (“Daniel”); e

(e)           DENNIS HERSZKOWICZ, Brazilian citizen, married, holder of RG No. 20.310.061, enrolled with the CPF/MF under No. 165.783.068-38, with business address in the City of São Paulo, State of São Paulo, Brazil, at Rua Cenno Sbrighi No. 170, 9th floor, District of Água Branca, CEP 05036-010 (“Dennis”);

(Nércio, Alberto, Alon, Daniel and Dennis are hereinafter collectively referred to as the “Shareholders”, and each, individually, as a “Shareholder”),

And, further, as Intervening Consenting Party:

(f)            LINX S.A., a corporation organized and existing under the laws of Brazil, having its principal place of business at Rua Cenno Sbrighi No. 170, 9th floor, District of Água Branca, CEP 05036-010, in the City of São Paulo, State of São Paulo, Brazil, enrolled with the National Corporate Taxpayers

Register (CNPJ) under No. 06.948.969/0001-75, represented herein by its undersigned legal representatives (“Linx” or the “Company”);

WHEREAS:

(1)           on December 3, 2012, the Shareholders, among other agreements signed with third parties, entered into a Company shareholders agreement to govern their relationships as shareholders holding common shares issued by the Company following the consummation of the Company’s process of going public (the “2012 Shareholders Agreement”, a copy of which is attached hereto as Exhibit I);

(2)           in view of the Company’s current corporate structure, the Shareholders wish to have this Agreement govern certain aspects of their relationships as shareholders holding common shares issued by the Company, setting forth mutual rights and obligations with respect to certain matters, as provided for in article 118 of Law No. 6.404, of December 15, 1976 (the “Corporation Law”, as amended); and

(3)           by signing this instrument, the Shareholders expressly wish to terminate, without any formalities, the 2012 Shareholders Agreement and replace it with this Agreement for all legal purposes;

NOW, THEREFORE, they resolved to enter into this Agreement, which shall be governed by the following provisions:

SECTION I

PURPOSE, EQUITY INTEREST, AND BOUND SHARES

1.1.         The purpose of this Agreement is to govern certain aspects of the Shareholders’ relationships in their capacity as holders of common shares issued by the Company, setting forth mutual rights and obligations with respect to certain matters, as provided for in article 118 of the Corporation Law.

1.2.         The Company’s capital stock, as subscribed for and paid in, amounts to three hundred and forty-six million eight hundred and sixty-three thousand six hundred and eighty-eight Reais and thirty-three cents (R$346,863,688.33), fully subscribed for and paid in, divided into forty-six million five hundred and seventy-six thousand four hundred and ninety-four (46,576,494) registered book-entry common shares, with no par value. The Shareholders collectively hold fourteen million seven hundred and twenty-seven thousand five hundred (14,727,500) common shares issued by the Company, and the number of shares in the Company held by each of the Shareholders is as follows:

Shareholder	No. of Common Shares	% of the Company’s Total Capital Stock	% of the Relating Capital Stock
Nércio	5,504,048	11.82%	37.37%
Alberto	4,558,208	9.80%	30.95%
Alon	4,004,976	8.60%	27.19%
Daniel	388,156	0.83	2.64%
Dennis	272,112	0.58	1.85%
TOTAL	14,727,500	31.63%	100%

1.2.1.      For the purposes of this Agreement, “Relating Capital Stock” means the total shares held by each Shareholder relating to the total shares only collectively held by the Shareholders, taken as a whole (excluding all other shareholders in the Company).

1.3.         All shares issued by the Company and owned by the Shareholders are bound by this Agreement, as will any such shares as may be added thereto in the future for any reasons (“Shares”), such as purchase, subscription, conversion of debentures, split or bonus distributions, donation, inheritance, loan, beneficial ownership or right to subscribe for said Shares, and any securities ensuring such right or convertible into Shares, which are deemed to rank pari passu with the Shares for the purposes of this Agreement, shall compulsorily form an integral part of, and shall automatically and unrestrainedly be covered by and subject to the terms and conditions of this Agreement.

1.3.1.      Any other shares issued by the Company as are not owned by the Shareholders are not bound by this Agreement, which shares, however, together with the Shares, are the subject of the Company’s shareholders agreement entered into by the Shareholders with Messrs. Aparecido Elias Raposo, Marcos Akira Takata, Flávio Mambreu Menezes, Dario de Sena Gouvêa and Jean Carlo Klaumann on December 3, 2012 with a view to governing their relationship as the Company’s controlling block of shareholders (the “Controlling Block Shareholders Agreement”).

1.4.         Subject to the provisions of this Agreement, none of the Shareholders may, directly or indirectly, through an intermediary or otherwise, hold any Shares as owned thereby, including through any legal entities controlling them or controlled thereby, without the other Shareholders being previously notified in writing and without such persons compulsorily becoming parties to this Agreement.

1.5.         Each Shareholder hereby expressly represents that: (i) he is the current lawful holder of his/her respective Shares, in the proportion set out in Section 1.2 above; (ii) the Shares held thereby have been fully subscribed for and paid in; (iii) he has powers to enter into and comply with the provisions of this Agreement; (iv) the conclusion of this Agreement does not breach any commitments, agreements or obligations to which he is a party; and (v) all of his/her respective Shares are fully free and clear of any charges, debts, encumbrances, liens, pledges, collaterals, fiduciary assignment, guarantees, limitations on full and free use, enjoyment or fruition of any right (or any attributes inherent in or related to any right), as a result of any law, contract or claims of any nature, including by any grant of beneficial ownership, options, rents or rights of first refusal (“Encumbrances”, including any variations of the term), except as provided in the Controlling Block Shareholders Agreement.

SECTION II

PRIVATE SALE OF COMPANY SHARES

(A)       Private Transfer of Shares

2.1.      Subject to the provisions of Sections 2.2 through 2.13 below, any private transfer of Shares owned by any of the Shareholders shall require previous notice to be sent to the other Shareholders, who shall have a right of first refusal, in equal conditions to those offered by any third parties, to purchase such Shares.

2.1.1.         For the sake of clarification, any transfers made in a stock exchange environment are free, subject to the terms of Section V of this Agreement.

2.2.      Any Shareholder willing to assign, transfer, allocate to the capital of another company or promise to sell any or all of his/her Shares privately (i.e., outside a stock exchange), or any of the rights therein (a “Selling Shareholder”), to third parties shall give written notice of his/her intent to the other Shareholders (“Sale Proposal”), together with a copy of the proposal offered by the interested third party, which shall be irrevocable and irreversible and shall compulsorily stipulate:

(d)              the number of Shares, or his/her respective rights therein, to be sold (“Offered Shares”);

(e)              the price and payment terms; and

(f)               the purchasing third party’s irrevocable and irreversible commitment to, at the request of any of the Shareholders, be fully bound by the rules and conditions set forth in this Agreement kept on file at the Company’s principal place of business, irrespective of the number and type of Shares subject to the offer.

2.3.      Any transfer of Shares owned by the Shareholders to third parties in a private transaction (i.e. out of a stock exchange environment) shall at all times be made in conjunction with the assignment of the same percentage of their credit rights and any other rights and/or obligations to the Company, and no Shares are allowed to be sold without the corresponding transfer of said rights and/or obligations, and vice versa. Therefore, any purchase and/or sale of Shares, as referred to in this Section, shall also cover the purchase and/or sale of the relevant credit rights and any other rights and/or obligations, but the Selling Shareholder will remain jointly liable with the purchasing third party for the obligations incurred and still pending before the Company and/or the other Shareholders.

2.4.      The other Shareholders having received the Sale Proposal shall have a period of up to ten (10) days of their receipt of such Sale Proposal to reply, on an irrevocable and irreversible basis, by written notice sent to the Selling Shareholder (“Notice of Reply”), that they will either:

(c)              exercise their right of first refusal and purchase all of the Offered Shares for the price and on the terms set forth in the Sale Proposal; or

(d)              waive their right of first refusal to purchase the Offered Shares and tacitly agree that the Selling Shareholder may sell the Offered Shares to the interested third party, it being understood that the failure to send the Notice of Reply with the aforementioned period of up to ten (10) days will be deemed a tacit, irrevocable and irreversible waiver by the relevant Shareholder of his right of first refusal.

2.5.      Upon exercise of the right of first refusal set forth in item (a) of Section 2.4 above:

(c)              the sale of the Offered Shares shall be made in favor of the Shareholder(s) having signified his/their willingness to purchase them within ten (10) days of the Selling Shareholder’s receipt of the Notice(s) of Reply or within such shorter period as may be set forth in the proposal submitted by the interested third party, upon payment by the purchasing Shareholder(s) of the price stipulated in the Sale Proposal; or

(d)              the transfer of the relevant subscription and payment rights in favor of the Shareholder(s) having signified willingness shall be made within the relevant period set forth in the Bylaws or by the Company’s shareholders’ meeting, as the case may be, and notified in writing to the Company through the person of the Chairman of the Executive Board.

2.6.      If the right of first refusal set forth in Section 2.4 above is waived or not exercised within the periods set forth in Section II, then, subject to the provisions of the Shareholders Agreement, the Selling Shareholder shall be released to proceed with the private sale:

(c)              of the Offered Shares to the willing third party, on the exact terms and conditions of the Sale Proposal, within the thirty (30) days next following: (i) the receipt of the Notice of Reply; or (ii) the expiration of the relevant timetable for sending the Notice of Reply;

(d)              the relevant subscription or payment rights, on the exact terms and conditions of the Sale Proposal, within the relevant period set forth in the Bylaws or by the Company’s shareholders’ meeting, as the case may be, and notified in writing to the Company through the person of the Chairman of the Executive Board.

2.7.      The provisions of Sections 2.1 through 2.6 above shall not apply to the shareholders Daniel and Dennis. For the sake of clarification, Daniel and Dennis shall not have a right of first refusal to purchase Shares subject to any private transfers by the other Shareholders, nor shall the other Shareholders have a right of first refusal to purchase Shares subject to any private transfers by Daniel and/or Dennis.

2.8.      The Shareholders hereby agree that no private assignment or transfer of Shares may be made if any of the terms and conditions of Sections 2.1 through 2.7 above are not met.

(B)       Encumbrance of Shares

2.14.    Any Shares owned by the Shareholders may be freely encumbered, requiring no previous, express consent from the other Shareholders, provided that all (and no less than all) of the following requirements are met:

(d)              As a condition on the placing of any such Encumbrance, any Shareholder willing to encumber his/her Shares shall notify the other Shareholders of his/her intent at least two (2) days prior to the closing date of the transaction, which notice shall contain: (i) a reasonable description of the relevant transaction; and (ii) the name(s) and address(es) of the willing third party(ies) involved in the transaction.

(e)              Irrespective of any Encumbrance, on the date of any of the Company’s shareholders’ meetings, the Shareholders shall directly hold one hundred percent (100%) of the political rights corresponding to the Shares in their entirety, and shall exercise said political right by casting their free votes, in strict compliance with the provisions of Section III below.

(f)               For the duration of this Agreement, no Shareholder shall have Encumbrances on more than 50% of his/her Relating Capital Stock, under penalty of nullity before the Company, the Shareholders and any third parties.

SECTION III

EXERCISE OF VOTING RIGHTS AT COMPANY SHAREHOLDERS’ MEETINGS

3.1.         The Shareholders shall exercise their voting right at the Company’s shareholders’ meetings (proportionally to their interests in the Company’s voting capital) and cause their representatives on the board of directors or any other governing body of the Company to exercise the voting rights exclusively in the Company’s best interests, subject to the provisions of this Agreement and the Controlling Block Shareholders Agreement.

3.2.         The Shareholders shall resolve, at prior meetings among themselves, on the matters to be on the agenda for any shareholders’ meeting or otherwise any meeting of any of the Company’s governing bodies. Such prior meetings shall be held at least thirty (30) minutes before they state their will at the relevant shareholders’ meeting or meeting of any of the Company’s governing bodies. The decisions of a majority of the Shareholders at the prior meetings shall be binding upon all Shareholders, who shall exercise their respective voting rights at the Company’s shareholders’ meetings according to the decision of such majority of the Shareholders at the relevant prior meetings.

3.3.         For all purposes of the Shareholders’ Agreements, the Shareholders shall, in any event, state their will in unison and through no more than two representatives, namely, Nércio and Alberto (“Representatives”). Accordingly, all decisions made by the Shareholders under this Agreement shall be stated by the Representatives to any third parties and shareholders and the Company.

SECTION IV

ADMISSION OF SPOUSES AND/OR HEIRS-DESCENDANTS

4.1.         It is hereby agreed that in the event of death, disability or legal incapacity of any individual Shareholder, his/her spouse, as well as his/her respective heirs-descendants, successors and trustees (“Successors”) shall fully submit to the terms and conditions of this Agreement concerning the exercise of any rights attaching to the Shares, as well as all other Shareholders Agreements if, on a cumulative basis, (a) a majority of the remaining Shareholders state their willingness to agree to the adherence of Successors to this Agreement and (b) each Successor wishes to have his/her Shares bound by this Agreement.

4.1.1.      If a majority of the remaining Shareholders should not agree to the admission of Successors and/or any such Successors should not accept to have their Shares bound hereby, then such Shares will not be bound by this Agreement.

SECTION V

DISCHARGE OF SHARES

5.1.         Each Shareholder may freely dispose of his/her Shares on a stock exchange without observing the procedures set forth in Section II of this Agreement, in which case the Shares to be disposed of shall be discharged from this Agreement, subject, in every event, to the applicable laws and regulations.

5.2.         Any Shareholder willing to sell Shares on a stock exchange shall send written notice of his/her intent to the other Shareholders at least twenty-four (24) hours prior to the time of opening for trading of the “São Paulo Securities, Commodities and Futures Exchange” (Bolsa de Valores, Mercadorias e Futuros de São Paulo, or BM&FBovespa S.A.).

5.2.1.      The Shareholders hereby agree to use their best efforts to have the notice set forth in Section 5.2 above delivered as soon as possible to the other Shareholders, subject, in any event, to the aforementioned minimum notice period.

5.2.2.   Should the foregoing notice period not be observed, then the Shareholder willing to sell Shares on the stock exchange will be forbidden to sell such Shares on the scheduled date, unless previous consent thereto is given by all other Shareholders, under penalty of nullity before the Company, the Shareholders and any third parties.

5.3.         Any Shares transferred to third parties by transactions on a stock exchange will not be bound by this Agreement upon such transfer.

SECTION VI

ENTRIES IN THE SHARE REGISTER

6.1          One counterpart of this Agreement shall be filed with the Company’s records, as set forth in Article 118, paragraph one, of the Corporation Law, so that it may become legally binding, and particularly in Article 118, paragraph three, of the Corporation Law, as well as articles 632 et seq. of the Code of Civil Procedure.

6.2.         The owners of Shares in the Company, all of which are registered, will be the individuals named in the records of the bookrunner for the Shares responsible for the relevant annotations.

SECTION VII

EFFECTIVENESS OF THE AGREEMENT

7.1.         This Agreement comes into effect on the date hereof and shall remain effective hereafter.

7.2.         The Shareholders hereby agree that if any of the Shareholders should in any way assign or transfer his/her interest in the Company’s capital, then the Shares that used to be held thereby shall cease to be bound by this Agreement.

SECTION VIII

GENERAL PROVISIONS

8.1.         This Agreement may only be amended by decision of Shareholders holding at least seventy-five percent (75%) of the Relating Capital Stock and by the execution of a specific instrument.

8.1.1.      Any Shareholder who disagrees with the decision to amend this Agreement made by Shareholders holding at least seventy-five percent (75%) of the Relating Capital Stock may have his/her Shares discharged from this Agreement by sending written notice to this effect to the other Shareholders, provided that such Shareholder (a) shall have his/her rights set forth in Section II of this Agreement removed or unfavorably modified or (b), in view of the proposed change, shall be affected by any other material, unfavorable change in his/her contractual rights hereunder or set forth in the applicable laws.

8.2.         Starting on the date hereof, no Shareholder may execute any other shareholders’ agreement or similar instrument concerning the Company or the Shares without the previous written consent of those holding at least seventy-five percent (75%) of the Relating Capital Stock. Each of the Shareholders hereby consents to the other Shareholders executing the Shareholders Agreement.

8.3.         The Shareholders may grant powers of attorney to third parties for the same to represent them before the Company at shareholders’ meetings and any corporate actions, on condition that such third parties shall vote and/or proceed as set forth in this Agreement, which condition shall be set forth in any such powers of attorney.

8.4.         Each Shareholder agrees to take any and all such steps as may be needed for a proper and full performance of the obligations assumed under this Agreement.

8.5.         If any provisions contained in this Agreement is held null or ineffective, then such fact will not compromise the validity and effectiveness of any other provisions, which shall be fully observed, and the Shareholders agree to use their best efforts to agree on a valid alternative to achieve the same effects as intended by the provision having been held null or ineffective.

8.6.         Subject to the provisions of this Agreement specifically in this respect, this Agreement is binding upon the Shareholders and their respective heirs, successors and assigns in any capacity. The Shareholders agree, on behalf of themselves and their successors, to abide by the rules set forth in this Agreement, as well as the rules set forth in the Company’s other shareholders agreements.

8.7.         All notices and/or communications under and/or related to this Agreement shall be in writing and delivered in person, by mail or by e-mail, with return notice (or proof of delivery, for e-mail) requested in any event, and shall be addressed to the Shareholders as shown below:

(a)           If to Nércio:

Name: Nércio José Monteiro Fernandes

Address: Rua Cenno Sbrighi, nº 170, 9º andar, Bairro Água Branca,

CEP 05036-010, São Paulo/SP

Tel.: (+55 11) 2103-2425

e-mail: nercio@linx.com.br

(b)           If to Alberto:

Name: Alberto Menache

Address: Rua Cenno Sbrighi, nº 170, 9º andar, Bairro Água Branca,

CEP 05036-010, São Paulo/SP

Tel.: (+55 11) 2103-2421

e-mail: menache@linx.com.br

(c)           If to Alon:

Name: Alon Dayan

Address: Rua Cenno Sbrighi, nº 170, 9º andar, Bairro Água Branca,

CEP 05036-010, São Paulo/SP

Tel.: (+55 11) 2103-2493

e-mail: alon.dayan@linx.com.br

(d)           If to Daniel:

Name: Daniel Mayo

Address: Rua Cenno Sbrighi, nº 170, 9º andar, Bairro Água Branca,

CEP 05036-010, São Paulo/SP

Tel.: (+55 11) 2103-2456

e-mail: daniel@linx.com.br

(e)           If to Dennis:

Name: Dennis Herszkowicz

Address: Rua Cenno Sbrighi, nº 170, 9º andar, Bairro Água Branca,

CEP 05036-010, São Paulo/SP

Tel.: (+55 11) 2103-1501

e-mail: dennis@linx.com.br

(f)            If to the Company:

Name: Linx S.A., care of Chief Executive Officer Alberto Menache

Address: Rua Cenno Sbrighi, nº 170, 9º andar, Bairro Água Branca,

CEP 05036-010, São Paulo/SP

Tel.: (+55 11) 2103-2421

e-mail: menache@linx.com.br

8.7.1.      Any notices given under this Section shall be deemed delivered: (a) at the time of delivery if delivered in person; (b) at the time of receipt if sent by mail or courier; (c) at the time when proof of delivery is received by the sender, if sent by e-mail.

8.7.2.      Any of the parties to this Agreement may change the address to which notices are to be sent by giving written notice thereof to the other parties according to Section 8.7 above.

8.7.3.      For the purposes of article 118, § 10, of the Corporation Law, each Shareholder appoints the individuals named in Section 8.7 above as their respective representatives for the purposes of any communications with the Company in terms of providing or receiving information whenever necessary, in accordance with the provisions of this Agreement.

8.8.         The Shareholders acknowledge that a mere payment of damages would not be an appropriate compensation for any default of obligations undertaken under this Agreement, which permits specific performance in accordance with the law.

8.9.         This Agreement, as signed and initialed on the date hereof, together with the exhibit hereto, is the entire understanding among the Shareholders, by said date, on the transaction carried out hereunder. The Shareholders agree that this Agreement accurately reflects the negotiations previously held and their respective intents and fully supersedes any other documents or memoranda of any nature whatsoever previously exchanged among or signed by the parties, including the 2012 Shareholders Agreement, which is hereby terminated with no further formalities by the Shareholders for all legal purposes. It is hereby agreed that, for all intents and purposes, only this Agreement shall govern the relationships among Shareholders concerning the provisions hereof.

8.10.       The Shareholders shall use their best efforts to try and amicably resolve all disputes arising out of this Agreement. If there should be any dispute, the Shareholder interested in resolving it shall send written notice to the other party with a view to holding amicable, good-faith negotiations in order to resolve the dispute within a period of thirty (30) days of the receipt of such notice.

8.11.       Should the Shareholders fail to reach an amicable agreement on the dispute within the period set forth in Section 8.10 above, then the legal representative of one of the interested Shareholders shall give written notice to the legal representatives of the other interested Shareholder calling for them to jointly and amicably seek, within a period of thirty (30) days of such new notice, the best possible solution for the Shareholder involved.

8.12.                If, upon expiration of the period set forth in Section 8.11 above, the legal representatives should fail to reach an amicable consensus on the dispute, then all matters, questions and disputes generally related to this Agreement, including, but not limited to, any question concerning its existence, effectiveness and termination, shall be referred to arbitration according to the following provisions:

(xi)          The arbitration shall be submitted to the Arbitration and Mediation Center of the Brazil-Canada Chamber of Commerce (“CCBC”), in accordance with the CCBC’s Arbitration Rules (hereinafter referred to as the “Rules”).

(xii)         The dispute shall be resolved by an Arbitral Tribunal (the “Arbitral Tribunal”) consisting of three (3) arbitrators. Each party shall designate one arbitrator, and the two (2) arbitrators so designated shall, by mutual agreement within a period of ten (10) days of the receipt of notice to be sent by the CCBC, appoint the third arbitrator, who shall act as president of the Arbitral Tribunal. Upon lapse of such period of ten (10) days, if the arbitrators appointed by the parties should fail to reach an agreement on the appointment of the third arbitrators, who shall serve as president, such third arbitrator shall be appointed by the President of the CCBC. Where there are multiple parties, whether as plaintiffs or respondents, such multiple plaintiffs or multiple respondents shall jointly designate one arbitrator.

(xiii)        The arbitration shall be held in the City of São Paulo, Brazil, where the arbitration award will be issued. The arbitration procedure shall be held in Portuguese and in accordance with Law No. 9.307/96.

(xiv)        Without prejudice to the effectiveness of this arbitration clause, the parties hereby elect, to the exclusion of any others, the courts in the Judicial District of São Paulo, State of São Paulo, if and when necessary, exclusively for the purposes of: (i) enforcing any obligations that are promptly capable of being enforced by court order; (ii) securing restraining orders or injunctive relief to assure the effectiveness of the arbitration procedure; and (iii) obtaining any specific performance order, it being understood that once such restraining order or specific performance order is obtained, then full and exclusive powers to resolve any and all such matters, whether procedural or on the merits, as may have given rise to the filing for relief or specific performance order shall be restored to the Arbitral Tribunal to be appointed or having already been appointed, and the relevant legal proceedings shall be suspended until a partial or final decision in the matter is rendered by the Arbitral Tribunal. Any filings provided for in this section shall not operate as a waiver of this arbitration clause or the full jurisdiction of the Arbitral Tribunal.

(xv)         The Arbitral Tribunal shall render its award within a period of twelve (12) months as of the execution of the Arbitration Agreement. This period may be extended for up to six (6) months by the Arbitral Tribunal, to the extent justification is given.

(xvi)        The arbitration award shall fix the arbitration fees and decide which of the parties shall bear them in what proportions they shall be shared by the parties. In any event, each party shall pay its own attorney’s fees.

(xvii)       The Shareholders and the arbitrators shall keep any and all information concerning the arbitration in secrecy.

(xviii)      The Shareholders and the Company agree that any order, decision or determination by the Arbitral Tribunal shall be final and binding upon the parties to the relevant dispute.

(xix)        The Company represents that it is bound by this arbitration clause for all legal purposes.

(xx)         The arbitration shall be subject to the law, and the arbitrators shall compulsorily apply the provisions of this Agreement and the laws of the Federative Republic of Brazil.

8.13.       This Agreement shall be governed by and interpreted in accordance with the laws of the Federative Republic of Brazil, which shall also be the governing law for any arbitration hereunder.

IN WITNESS WHEREOF, the parties hereto, together with the Company, have caused this Agreement to be executed in seven (7) counterparts, each to be deemed an original, but all together forming one and the same agreement binding upon the parties, the Company and their respective heirs and successors, as the case may be, in the presence of the two (2) witnesses named below.

São Paulo, July 30, 2014.

Signatures in the following pages

Execution Page  /6 of the Shareholders’ Agreement dated July 30, 2014 by and among Nércio, Alberto, Alon, Daniel and Dennis

/s/ Nércio José Monteiro Fernandes
NÉRCIO JOSÉ MONTEIRO FERNANDES

/s/ Alberto Menache
ALBERTO MENACHE

/s/ Alon Dayan
ALON DAYAN

/s/ Daniel Mayo
DANIEL MAYO

/s/ Dennis Herszkowicz
DENNIS HERSZKOWICZ

CONSENTING PARTY:

LINX S.A.

/s/ Alberto Menache	/s/ Dennis Herszkowicz
Alberto Menache	Name: Dennis Herszkowicz
Title: CEO	Title: CFO

Taxpayer Card (CPF): 165.783.068-38
Identity Card (RG): 20.310.061

Witnesses:

/s/ Alexandre R.S. Kelemen	/s/ Ana Paula Frigo
Name: Alexandre R.S. Kelemen	Name: Ana Paula Frigo
Identity Card (RG): 23.055.340-0	Identity Card (RG): 28.733.692-X
Taxpayer Card (CPF): 340.736.038-09	Taxpayer Card (CPF): 281.772.648-00

EXHIBIT II TO THE 1ST AMENDMENT TO THE SHAREHOLDERS AGREEMENT OF LINX S.A., EXECUTED ON JULY 30, 2014

INSTRUMENT OF WITHDRAWAL FROM SHAREHOLDERS AGREEMENT

INSTRUMENT OF WITHDRAWAL FROM SHAREHOLDERS AGREEMENTS OF LINX S.A.

By this Instrument of Withdrawal from the Shareholders Agreement of Linx S.A. (“Withdrawal from the 2014 Shareholders Agreement of Linx S.A.”), I, DENNIS HERSZKOWICZ, Brazilian citizen, married, holder of RG No. 20.310.061, enrolled with the CPF/MF under No. 165.783.068-38, submit my request for withdrawal from the Shareholders Agreements of LINX S.A., a corporation organized and existing under the laws of Brazil, enrolled with the National Corporate Taxpayers Register (CNPJ) under No. 06.948.969/0001-75, executed on December 3, 2012 and July 30, 2114 (“Shareholders Agreement of the Controlling Block” and “2014 Shareholders Agreement”), acknowledging that I will have nothing else to claim against the other parties to said agreements, at any time and/or on any account, in or out of court, as well as against the Company and its managers and respective successors, either in the capacity as shareholders, managers of the companies or on any other account, granting the broadest, fullest, complete, general, irrevocable and irreversible release, in my name and in the name of my respective successors, with respect to any rights and obligations based on said Agreements, especially, but not limited to, to the exercise of the voting right, approval of the management accounts, financial statements and balance sheets of the Company, ratifying all other resolutions passed by the Company, especially the resolutions of the Board of Directors, for the time during which I remained a party to this agreement and, furthermore, with respect to compliance with the respective obligations set forth by law, in the Company’s By-Laws or in shareholders agreements relating to the period during which I was a signatory to those Agreements.

São Paulo, September 17, 2018.

/s/ DENNIS HERSZKOWICZ